Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Year End 2018 Results
Highest fourth quarter net income since 2012 driven by strong quarterly performance in both Specialty and Fuels

INDIANAPOLIS — (PR NEWSWIRE) — March 7, 2019 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of petroleum-based specialty products, today reported results for the quarter and year ended December 31, 2018, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Dollars in millions, except per unit data)
Net income (loss)	$18.1	$(83.6)	$(55.1)	$(103.8)
Adjusted net income (loss)	$42.9	$(55.2)	$26.5	$(60.2)
Earnings (loss) per unit	$0.23	$(1.06)	$(0.69)	$(1.31)
Adjusted earnings (loss) per unit	$0.55	$(0.71)	$0.34	$(0.78)
Adjusted EBITDA	$55.7	$41.2	$263.9	$317.2
Adjusted EBITDA (excluding LCM/LIFO)	$107.0	$30.0	$300.8	$290.3
The Partnership’s $18.1 million Net income, $0.23 of Earnings per unit, and Adjusted EBITDA of $55.7 million for the fourth quarter 2018 included a $51.3 million unfavorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments and the liquidation of last-in, first-out (“LIFO”) inventory layers. Excluding the impact of LCM, LIFO and other non-cash items, Adjusted net income, Adjusted earnings per unit, and Adjusted EBITDA (excluding LCM/LIFO) were $42.9 million, $0.55 per unit, and $107.0 million, respectively.
Investors are advised to review the Partnership's annual report on Form 10-K that will be filed today for further details on the 2018 results, as well as the investor relations section of the website where updated investor presentation for the fourth quarter 2018 has been provided. For detailed information on Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA, Adjusted EBITDA (excluding LCM/LIFO), Adjusted EBITDA margin, Adjusted earnings (loss) per unit, Specialty products segment gross profit (excluding LCM/LIFO), Fuel products segment gross profit (excluding LCM/LIFO) and a reconciliation of such measures to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“I am pleased to report record profitability results on a pro forma basis, which included over $107 million in Adjusted EBITDA for the fourth quarter and $301 million in Adjusted EBITDA for the fiscal year, after adjusting for non-cash inventory adjustments," said Tim Go, Chief Executive Officer of Calumet. "Our strong fourth quarter results were driven by gains across both our Specialty Products and Fuel Products segments, despite the seasonally weaker demand that is more typical for both businesses at the end of the year. As the year progressed, Calumet delivered improved execution and focus, as we implemented the strategic growth plans developed by our business teams earlier in the year. These plans were particularly impactful in our Specialty Products segment during the fourth quarter, as the segment benefited from improved utilization and enhanced performance in several key product categories. Additionally, the Fuel Products segment benefited from strong execution as it processed record volumes of discounted heavy Canadian crudes and had record diesel sales at our Great Falls refinery. Calumet's leverage has declined to 4.9x, after excluding the impact of non-cash inventory adjustments."
Go concluded, “These record results are directly tied to the hard work and commitment of our employees to reposition the Partnership for long-term success. We will remain steadfast in our efforts to improve our operational and financial performance through a culture focused on continuous improvement and by executing against our Self-Help initiatives. Phase I of our Self-Help program was completed in the fourth quarter after generating $182 million in incremental Adjusted EBITDA, successfully meeting its three-year goal. Phase II of the program is more focused on our Specialty Products business and seeks to capture another $100 million in Adjusted EBITDA over the coming three years, through recently completed improvement projects, new quick hit projects, and other supply chain initiatives. These programs are central to our efforts to both grow our profitability and to delever our balance sheet as Calumet continues its transformation to become the premier specialty petroleum products company in the world.”

Specialty Products Segment | Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$61.2	$64.2	$291.1	$319.2
Specialty products segment gross profit (excluding LCM/LIFO)	$72.9	$63.8	$297.2	$311.3
Specialty products segment Adjusted EBITDA	$31.8	$30.8	$160.2	$186.5
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$44.1	$30.4	$166.3	$178.6
Specialty products segment gross profit per barrel	$28.43	$30.07	$33.30	$33.93
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$33.86	$29.88	$34.00	$33.09
Specialty products segment Adjusted EBITDA Margin	9.7%	9.8%	11.6%	14.3%
Specialty products segment Adjusted EBITDA Margin (excluding LCM/LIFO)	13.4%	9.7%	12.0%	13.7%
During the fourth quarter 2018, Specialty Products segment gross profit was $61.2 million and Adjusted EBITDA was $31.8 million, which included $12.3 million of unfavorable impact related to LCM and LIFO adjustments. Excluding these non-cash charges, fourth quarter segment gross profit (excluding LCM/LIFO) of $72.9 million, and Adjusted EBITDA (excluding LCM/LIFO) of $44.1 million improved 14% and 45%, respectively, versus fourth quarter 2017. Improved results were driven by strong operating performance across the business, which allowed the segment to capture higher margins on Solvent products and drive improved base oil volumes, despite ongoing weakness in the Paraffinic base oil market.
Fuel Products Segment | Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$34.6	$33.1	$145.6	$179.0
Fuel products segment gross profit (excluding LCM/LIFO)	$71.4	$22.3	$176.4	$160.0
Fuel products segment Adjusted EBITDA	$21.9	$10.7	$103.7	$127.8
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$60.9	$(0.1)	$134.5	$108.8
Fuel products segment gross profit per barrel (excluding hedging activities)	$5.11	$4.07	$5.45	$4.61
Fuel products segment gross profit per barrel (excluding hedging activities, LCM/LIFO)	$10.55	$2.74	$6.60	$4.12
During the fourth quarter 2018, Fuel Products segment gross profit of $34.6 million and Adjusted EBITDA of $21.9 million both increased compared to the year-ago period, despite $39.0 million of unfavorable non-cash LCM and LIFO adjustments. After adjusting for these non-cash impacts, segment gross profit (excluding LCM/LIFO) performance increased by 220% to $71.4 million year-over-year, and Adjusted EBITDA (excluding LCM/LIFO) increased to $60.9 million versus fourth quarter 2017. Strong operating performance and execution against the Company's strategic plan drove these strong results and positioned the segment to capture expanded crude differentials and healthy diesel crack spreads, which were partially offset by a 6% year-over-year decrease in the benchmark Gulf Coast 2/1/1 crack spread. Quarterly Adjusted EBITDA excluding LCM and LIFO adjustments was $60.9 million, which increased significantly compared to the year-ago results for Adjusted EBITDA of $(0.1) million, which also included $16.8 million Adjusted EBITDA contribution from the previously divested Superior refinery. Segment gross profit per barrel also improved significantly, driven by widening WCS-WTI and Midland-WTI crude differentials and the year-over-year increase in refined product margins, which were partially offset by slightly lower volumes.
Partnership Liquidity
As of December 31, 2018, the Partnership had total liquidity of $451.4 million, comprised of $155.7 million of cash on hand, plus approximately $295.7 million of availability under its revolving credit facility. The borrowing base under the revolving credit facility was approximately $330.8 million and the company had $35.1 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.
2019 Outlook

•
For fiscal 2019, total capital spending is expected to be between $80 million and $90 million. Included in the forecast is maintenance capital, expected turnaround activity and smaller growth capital projects.

•
The Partnership recently announced Phase II of its self-help operations excellence initiative, with the goal of achieving roughly $100 million in Adjusted EBITDA by the year-end of 2021. The Company anticipates spending between $25 million and $45 million in capital over the three-year period to achieve these results. The Partnership is unable to provide a reconciliation of these projected Adjusted EBITDA amounts to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Operations Summary

The following table sets forth information about our combined operations, excluding the results of discontinued operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in our fuel products segment.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In bpd)		(In bpd)
Total sales volume (1)	96,967	111,522	97,104	132,082
Total feedstock runs (2)	91,972	108,415	94,137	128,624
Facility production: (3)
Specialty products:
Lubricating oils	12,202	13,155	11,931	14,606
Solvents	7,166	7,589	7,649	7,761
Waxes	1,596	1,381	1,279	1,423
Packaged and synthetic specialty products (4)	1,581	1,720	2,129	2,206
Other	1,544	1,177	2,113	1,811
Total	24,089	25,022	25,101	27,807

Fuel products:
Gasoline	20,751	29,461	20,323	35,713
Diesel	27,522	28,985	27,367	33,277
Jet fuel	2,084	4,054	2,895	5,368
Asphalt, heavy fuel oils and other	19,433	22,550	19,612	29,396
Total	69,790	85,050	70,197	103,754
Total facility production (3)	93,879	110,072	95,298	131,561

(1)
Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in our fuel products segment sales.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

(3)
Total facility production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and the production of finished products and volume loss.

(4)	Represents production of finished lubricants and specialty chemicals products, including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.

Derivatives Summary

The following table summarizes the derivative activity reflected in the consolidated statements of operations and consolidated statements of cash flows for the three months and years ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions)		(In millions)
Realized gain (loss) on derivative instruments	$6.0	$(6.0)	$3.6	$(13.2)
Unrealized gain on derivative instruments	29.8	1.4	30.2	3.6
Total derivative gain (loss) reflected in the consolidated statements of operations	$35.8	$(4.6)	$33.8	$(9.6)
Total gain (loss) on commodity derivative settlements	$6.0	$(6.0)	$3.6	$(13.2)
About the Partnership

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products as well as produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates eleven manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures and strategic initiatives, (iii) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, and (iv) estimated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuels products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

We use the following performance and liquidity measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.

Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) lower of cost or market ("LCM") inventory adjustments and (i) the impact of liquidation of LIFO inventory layers.

Adjusted earnings (loss) per unit: We define Adjusted earnings (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).

Adjusted EBITDA (excluding LCM/LIFO): We define Adjusted EBITDA (excluding LCM/LIFO) for any period as Adjusted EBITDA excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.

Specialty products segment gross profit (excluding LCM/LIFO): We define Specialty products segment gross profit (excluding LCM/LIFO) for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation LIFO inventory layers.

Fuel products segment gross profit (excluding LCM/LIFO): We define fuels products segment gross profit (excluding LCM/LIFO) for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.

The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this press release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 6.50% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”) and our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.

We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) should not be considered alternatives to Net loss, Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA and Adjusted EBITDA (excluding LCM/LIFO) do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations”
for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment gross profit (excluding LCM/LIFO) to segment gross profit, our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
Sales	$848.0	$883.8	$3,497.5	$3,763.8
Cost of sales	752.2	786.5	3,060.8	3,265.6
Gross profit	95.8	97.3	436.7	498.2
Operating costs and expenses:
Selling	21.2	19.9	58.2	65.7
General and administrative	19.3	35.4	122.5	138.7
Transportation	37.5	35.7	137.2	137.1
Taxes other than income taxes	4.9	7.3	18.1	24.1
Asset impairment	—	206.9	—	207.3
Gain on the sale of business, net	—	(236.0)	(4.8)	(236.0)
Other	(3.5)	(3.5)	(17.4)	3.3
Operating income	16.4	31.6	122.9	158.0
Other income (expense):
Interest expense	(35.1)	(47.3)	(155.5)	(183.1)
Debt extinguishment costs	—	—	(58.8)	—
Gain (loss) on derivative instruments	35.8	(4.6)	33.8	(9.6)
Loss from unconsolidated affiliates	—	—	(3.7)	—
Gain on sale of unconsolidated affiliates	—	—	0.2	—
Other	1.7	1.7	10.8	3.3
Total other income (expense)	2.4	(50.2)	(173.2)	(189.4)
Net income (loss) before income taxes from continuing operations	18.8	(18.6)	(50.3)	(31.4)
Income tax expense (benefit) from continuing operations	(0.3)	0.1	0.7	(0.1)
Net income (loss) from continuing operations	$19.1	$(18.7)	$(51.0)	$(31.3)
Net loss from discontinued operations, net of taxes	(1.0)	(64.9)	(4.1)	(72.5)
Net income (loss)	$18.1	$(83.6)	$(55.1)	$(103.8)
Allocation of net income (loss):
Net income (loss)	$18.1	$(83.6)	$(55.1)	$(103.8)
Less:
General partner’s interest in net income (loss)	0.4	(1.7)	(1.1)	(2.1)
Net income (loss) available to limited partners	$17.7	$(81.9)	$(54.0)	$(101.7)
Weighted average limited partner units outstanding:
Basic	78,086,357	77,784,534	77,943,992	77,598,950
Diluted	78,218,831	77,784,534	77,943,992	77,598,950

Limited partners’ interest basic and diluted net income (loss) per unit:
From continuing operations	$0.24	$(0.24)	$(0.64)	$(0.40)
From discontinued operations	(0.01)	(0.82)	(0.05)	(0.91)
Limited partners’ interest	$0.23	$(1.06)	$(0.69)	$(1.31)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$155.7	$164.3
Restricted cash	—	350.0
Accounts receivable, net	198.0	354.1
Inventories	284.1	314.4
Derivative assets	18.3	—
Prepaid expenses and other current assets	13.9	8.7
Total current assets	670.0	1,191.5
Property, plant and equipment, net	1,098.1	1,159.2
Investment in unconsolidated affiliates	25.4	35.0
Goodwill	171.4	171.4
Other intangible assets, net	88.0	107.9
Other noncurrent assets, net	34.6	23.8
Total assets	$2,087.5	$2,688.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$200.6	$282.3
Accrued interest payable	30.7	52.5
Accrued salaries, wages and benefits	25.7	35.9
Other taxes payable	15.2	16.1
Obligations under inventory financing agreements	105.3	103.1
Other current liabilities	33.8	73.7
Current portion of long-term debt	3.8	354.1
Derivative liabilities	—	6.0
Discontinued operations, current liabilities	—	2.0
Total current liabilities	415.1	925.7
Pension and postretirement benefit obligations	4.5	3.1
Other long-term liabilities	1.5	1.9
Long-term debt, less current portion	1,600.7	1,638.2
Total liabilities	2,021.8	2,568.9
Commitments and contingencies
Partners’ capital:
Partners’ capital	74.4	127.1
Accumulated other comprehensive loss	(8.7)	(7.2)
Total partners’ capital	65.7	119.9
Total liabilities and partners’ capital	$2,087.5	$2,688.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2018	2017

Operating activities
Net loss	$(55.1)	$(103.8)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net loss from discontinued operations	4.1	72.5
Depreciation and amortization	118.1	154.8
Amortization of turnaround costs	12.8	24.3
Non-cash interest expense	7.9	10.2
Loss on debt extinguishment costs	58.8	—
Unrealized gain on derivative instruments	(30.2)	(3.6)
Asset impairment	—	207.3
Equity based compensation	(1.2)	11.6
Lower of cost or market inventory adjustment	30.6	(30.6)
Loss from unconsolidated affiliates	3.7	—
Gain on sale of unconsolidated affiliates	(0.2)	—
Gain on sale of business, net	(4.8)	(236.0)
Other non-cash activities	6.8	10.2
Changes in assets and liabilities:
Accounts receivable	109.8	(158.9)
Inventories	(0.3)	(8.5)
Prepaid expenses and other current assets	(4.5)	(0.8)
Derivative activity	(0.5)	(0.5)
Turnaround costs	(27.9)	(14.5)
Other assets	—	(0.5)
Accounts payable	(78.2)	70.6
Accrued interest payable	(21.8)	0.9
Accrued salaries, wages and benefits	(5.6)	18.0
Other taxes payable	(0.9)	0.9
Other liabilities	(45.4)	(24.2)
Pension and postretirement benefit obligations	(0.1)	(2.7)
Net cash used in discontinued operating activities	(0.7)	(23.2)
Net cash provided (used in) by operating activities	75.2	(26.5)
Investing activities
Additions to property, plant and equipment	(49.8)	(70.0)
Investment in unconsolidated affiliates	(3.8)	—
Proceeds from sale of unconsolidated affiliates	9.9	—
Proceeds from sale of property, plant and equipment	0.4	0.3
Proceeds from sale of business, net	44.8	484.5
Net cash provided by discontinued investing activities	6.8	38.6
Net cash provided by investing activities	8.3	453.4
Financing activities
Proceeds from borrowings — revolving credit facility	174.5	901.2
Repayments of borrowings — revolving credit facility	(174.7)	(911.2)
Repayments of borrowings — senior notes	(400.0)	—
Payments on capital lease obligations	(1.6)	(2.5)
Proceeds from inventory financing agreements	1,135.3	671.6
Payments on inventory financing agreements	(1,128.3)	(571.5)
Proceeds from other financing activities	4.7	—
Payments on other financing obligations	(2.5)	(2.3)
Payments on extinguishment of debt	(46.6)	—
Debt issuance costs	(3.0)	(2.2)
Contributions from Calumet GP, LLC	0.1	0.1
Net cash provided (used in) by financing activities	(442.1)	83.2
Net increase (decrease) in cash, cash equivalents and restricted cash	(358.6)	510.1
Cash, cash equivalents and restricted cash at beginning of period	514.3	4.2
Cash, cash equivalents and restricted cash at end of period	$155.7	$514.3

NON-GAAP RECONCILIATIONS

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$18.1	$(83.6)	$(55.1)	$(103.8)
Add:
Interest expense	35.1	47.3	155.5	183.1
Depreciation and amortization	29.3	37.9	118.1	168.5
Income tax expense (benefit)	(0.3)	—	0.7	(1.1)
EBITDA	$82.2	$1.6	$219.2	$246.7
Add:
Unrealized gain on derivative instruments	$(29.8)	$(1.4)	$(30.2)	$(3.6)
Realized loss on derivatives, not included in net income (loss) or settled in a prior period	(2.8)	—	—	—
Debt extinguishment costs	—	—	58.8	—
Amortization of turnaround costs	4.1	3.9	12.8	24.3
Impairment charges (1)	—	206.9	—	207.3
(Gain) loss on sale of business	2.9	(173.4)	(0.7)	(173.4)
Equity based compensation and other non-cash items	(0.9)	3.6	4.0	15.9
Adjusted EBITDA	$55.7	$41.2	$263.9	$317.2
Less:
Replacement and environmental capital expenditures (2)	$8.4	$20.9	$24.4	$42.0
Cash interest expense (3)	33.3	44.7	147.6	172.9
Turnaround costs	16.8	3.2	27.9	14.5
Loss from unconsolidated affiliates	—	—	(3.7)	(0.4)
Income tax expense (benefit)	(0.3)	—	0.7	(1.1)
Distributable Cash Flow	$(2.5)	$(27.6)	$67.0	$89.3

(1)
Impairment charges for 2017 primarily relate to $59.2 million of long-lived asset impairment charges related to the specialty products segment and $147.0 million of long-lived asset impairment charges related to the fuel products segment.

(2)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(3)	Represents consolidated interest expense less non-cash interest expense.

NON-GAAP RECONCILIATIONS

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA
TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Year Ended December 31,
	2018	2017
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$67.0	$89.3
Add:
Replacement and environmental capital expenditures (1)	24.4	42.0
Cash interest expense (2)	147.6	172.9
Turnaround costs	27.9	14.5
Loss from unconsolidated affiliates	(3.7)	(0.4)
Income tax benefit (expense)	0.7	(1.1)
Adjusted EBITDA	$263.9	$317.2
Less:
Unrealized gain on derivative instruments	$(30.2)	$(3.6)
Debt extinguishment costs	58.8	—
Amortization of turnaround costs	12.8	24.3
Impairment charges (3)	—	207.3
Loss on sale of unconsolidated affiliate	—	—
Gain on the sale of businesses, net	(0.7)	(173.4)
Non-cash equity-based compensation and other items	4.0	15.9
EBITDA	$219.2	$246.7
Add:
Unrealized gain on derivative instruments	(30.2)	(3.6)
Cash interest expense (2)	(147.6)	(172.9)
Gain on the sale of businesses, net	(0.7)	(173.4)
Asset impairment	—	207.3
Lower of cost or market inventory adjustment	30.6	(30.6)
Equity-based compensation	(1.2)	11.6
Loss from unconsolidated affiliates	3.7	0.4
Amortization of turnaround costs	12.8	24.3
Income tax benefit	(0.7)	1.1
Debt extinguishment costs	58.8	—
Changes in assets and liabilities:
Accounts receivable	109.8	(200.7)
Inventories	(0.3)	(18.1)
Other current assets	(4.5)	(0.5)
Turnaround costs	(27.9)	(14.5)
Derivative activity	(0.5)	(0.5)
Other assets	—	(0.5)
Accounts payable	(78.2)	94.1
Accrued interest payable	(21.8)	0.9
Other current liabilities	(51.9)	(5.3)
Other	5.8	7.7
Net cash provided by (used in) operating activities	$75.2	$(26.5)

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

(3)
Impairment charges for 2017 primarily relate to $59.2 million of long-lived asset impairment charges related to the specialty products segment and $147.0 million of long-lived asset impairment charges related to the fuel products segment.

NON-GAAP RECONCILIATIONS

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Segment Adjusted EBITDA to Net income (loss):	(Unaudited)
Segment Adjusted EBITDA:
Specialty products Adjusted EBITDA	$31.8	$30.8	$160.2	$186.5
Fuel products Adjusted EBITDA	21.9	10.7	103.7	127.8
Discontinued operations Adjusted EBITDA	2.0	(0.3)	—	2.9
Total segment and discontinued operations Adjusted EBITDA	$55.7	$41.2	$263.9	$317.2
Less:
Unrealized gain on derivative instruments	$(29.8)	$(1.4)	$(30.2)	$(3.6)
Realized loss on derivatives, not included in net loss or settled in a prior period	(2.8)	—	—	—
Debt extinguishment costs	—	—	58.8	—
Amortization of turnaround costs	4.1	3.9	12.8	24.3
Impairment charges (1)	—	206.9	—	207.3
(Gain) loss on sale of businesses, net	2.9	(173.4)	(0.7)	(173.4)
Equity-based compensation and other items	(0.9)	3.6	4.0	15.9
EBITDA	$82.2	$1.6	$219.2	$246.7
Less:
Interest expense	$35.1	$47.3	$155.5	$183.1
Depreciation and amortization	29.3	37.9	118.1	168.5
Income tax benefit	(0.3)	—	0.7	(1.1)
Net income (loss)	$18.1	$(83.6)	$(55.1)	$(103.8)

(1)
Impairment charges for 2017 primarily relate to $59.2 million of long-lived asset impairment charges related to the specialty products segment and $147.0 million of long-lived asset impairment charges related to the fuel products segment.

NON-GAAP RECONCILIATIONS

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty Adjusted EBITDA	$31.8	$30.8	$160.2	$186.5
LCM inventory adjustments	9.7	(2.5)	3.4	(10.9)
LIFO inventory layer adjustments	2.6	2.1	2.7	3.0
Specialty Adjusted EBITDA (excluding LCM/LIFO)	$44.1	$30.4	$166.3	$178.6

Fuels Adjusted EBITDA	$21.9	$10.7	$103.7	$127.8
LCM inventory adjustments	35.7	(11.6)	27.2	(19.7)
LIFO inventory layer adjustments	3.3	0.8	3.6	0.7
Fuels Adjusted EBITDA (excluding LCM/LIFO)	$60.9	$(0.1)	$134.5	$108.8

Total Adjusted EBITDA	$55.7	$41.2	$263.9	$317.2
LCM inventory adjustments	45.4	(14.1)	30.6	(30.6)
LIFO inventory layer adjustments	5.9	2.9	6.3	3.7
Total Adjusted EBITDA (excluding LCM/LIFO)	$107.0	$30.0	$300.8	$290.3

Specialty products segment gross profit	$61.2	$64.2	$291.1	$319.2
LCM inventory adjustments	9.1	(2.5)	3.4	(10.9)
LIFO inventory layer adjustments	2.6	2.1	2.7	3.0
Specialty products segment gross profit (excluding LCM/LIFO)	$72.9	$63.8	$297.2	$311.3

Fuel products segment gross profit	$34.6	$33.1	$145.6	$179.0
LCM inventory adjustments	33.5	(11.6)	27.2	(19.7)
LIFO inventory layer adjustments	3.3	0.8	3.6	0.7
Fuel products segment gross profit (excluding LCM/LIFO)	$71.4	$22.3	$176.4	$160.0

Reported Specialty gross profit per barrel	$28.43	$30.07	$33.30	$33.93
LCM/LIFO inventory adjustments per barrel	5.43	(0.19)	0.70	(0.84)
Specialty gross profit per barrel (excluding LCM/LIFO)	$33.86	$29.88	$34.00	$33.09

Reported Fuels gross profit per barrel	$5.11	$4.07	$5.45	$4.61
LCM/LIFO inventory adjustments per barrel	5.44	(1.33)	1.15	(0.49)
Fuels gross profit per barrel (excluding LCM/LIFO)	$10.55	$2.74	$6.60	$4.12

NON-GAAP RECONCILIATIONS

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(Unaudited)
Net income (loss)	$18.1	$(83.6)	$(55.1)	$(103.8)
Add:
LCM inventory adjustments	45.4	(14.1)	30.6	(30.6)
LIFO inventory layer adjustments	5.9	2.9	6.3	3.7
Unrealized gain on derivative instruments	(29.8)	(1.4)	(30.2)	(3.6)
Realized loss on derivatives, not included in net income (loss) or settled in a prior period	(2.8)	—	—	—
Debt extinguishment costs	—	—	58.8	—
Amortization of turnaround costs	4.1	3.9	12.8	24.3
Impairment charges (1)	—	206.9	—	207.3
(Gain) loss on sale of business	2.9	(173.4)	(0.7)	(173.4)
Equity based compensation and other non-cash items	(0.9)	3.6	4.0	15.9
Adjusted net income (loss)	$42.9	$(55.2)	$26.5	$(60.2)

Adjusted net income (loss) per unit	$0.55	$(0.71)	$0.34	$(0.78)

Average limited partner units - diluted	78,218,831	77,784,534	77,943,992	77,598,950

(1)
Impairment charges for 2017 primarily relate to $59.2 million of long-lived asset impairment charges related to the specialty products segment and $147.0 million of long-lived asset impairment charges related to the fuel products segment.